Exhibit 99.1

                ALIGN TECHNOLOGY, INC. REPORTS REVENUES OF $51.2M
                  FOR Q4 2005 AND $207.1M FOR FISCAL YEAR 2005

     SANTA CLARA, Calif., Jan. 25 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the fourth quarter and full year of 2005. Total revenues for the fourth quarter of 2005 were $51.2 million, compared to $50.9 million in the third quarter of 2005, an increase of 0.6 percent, and $43.7 million in the fourth quarter of 2004, an increase of 17.2 percent. For fiscal year 2005, Align reported revenues of $207.1 million, compared to $172.8 million for fiscal year 2004, an increase of 19.8 percent.

     "We are pleased with our results for 2005," stated Thomas M. Prescott, Align Technology's President and CEO. "Revenues were up 20 percent and case volumes grew by 23 percent. We continued to provide value for our customers through our national advertising campaign, new products and software, superb clinical education events, and new pricing initiatives. In 2006, we will continue our strategy of ensuring product leadership, being responsive to our customers' needs, and improving operational effectiveness across the company. Delivering on this strategy, combined with our superior value proposition for customers, will enhance shareholder value."

     The net profit for the fourth quarter of 2005, as reported on a GAAP basis, was $528 thousand, or earnings per share (EPS) of $0.01. This compares to GAAP net profit of $1.1 million for the fourth quarter of 2004, or EPS of $0.02 per share. For comparison purposes, this also compares to a non-GAAP net profit of $1.3 million for the fourth quarter of 2004 or non-GAAP EPS of $0.02. Non-GAAP net profit excludes the effects of stock-based compensation.

     For fiscal year 2005, the net profit was $1.4 million, or EPS of $0.02. This compares to a GAAP net profit of $8.8 million for fiscal year 2004, or EPS of $0.14 per share. For comparison purposes, this also compares to a non-GAAP net profit of $14.4 million for fiscal year 2004, or EPS of $0.22. The reconciliation of the GAAP to non-GAAP measurements for net profit and EPS is set forth below within Align Technology's financial statements.

     As of December 31, 2005, Align had $74.4 million in cash, cash equivalents, and marketable securities, compared to $70.0 million as of December 31, 2004.

     Align Webcast and Conference Call

     Align Technology will host a webcast and conference call today, January 25, 2006 at 10:00 a.m. EST, 7:00 a.m. PST, to review the fourth quarter and fiscal year 2005 results and discuss future operating trends and guidance. To access the webcast, click on "Webcasts & Presentations" on Align Technology's Investor Relations web site at http://investor.aligntech.com . To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available through 5:30 p.m. EST on January 24, 2007. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 151235 followed by #. The replay may be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EST on January 31, 2006.

     About Align Technology, Inc.

     Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

     To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

     Forward-Looking Statements

     This news release contains forward-looking statements, including statements regarding Align's statement that it will continue to execute its strategy of ensuring product leadership, responsiveness to customer needs and producing high quality products and that delivering on this strategy will enhance shareholder value. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, such as OrthoClear, Align's ability to develop and successfully introduce new products, and the loss of key personnel, including members of its direct sales force. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 9, 2005, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

     Investor Relations Contact:             Press Contact:
     Barbara Domingo                         Shannon Henderson
     Align Technology, Inc.                  Ethos Communications, Inc.
     408-470-1000                            678-417-1767
     investorinfo@aligntech.com              shannon@ethoscommunication.com

                             ALIGN TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                              Three Months Ended                  Year Ended
                                         ----------------------------    ----------------------------
                                           Dec. 31,        Dec. 31,        Dec. 31,        Dec. 31,
(in thousands, except per share data)        2005            2004            2005            2004
--------------------------------------   ------------    ------------    ------------    ------------
Revenues                                 $     51,164    $     43,655    $    207,125    $    172,830

Cost of revenues                               16,711          14,961          63,784          57,526

Gross profit                                   34,453          28,694         143,341         115,304

Operating expenses:

Sales and marketing                            18,570          15,377          80,068          55,932
General and administrative                     11,293           8,655          42,242          33,851
Research and development                        3,927           4,006          18,585          15,756

Total operating expenses                       33,790          28,038         140,895         105,539


Profit from operations                            663             656           2,446           9,765

Interest and other income
 (expense), net                                   255             616             283              (3)
Provision for income taxes                       (390)           (151)         (1,316)           (994)

Net profit                               $        528    $      1,121    $      1,413    $      8,768

Net profit per share
     - basic                             $       0.01    $       0.02    $       0.02    $       0.15
     - diluted                           $       0.01    $       0.02    $       0.02    $       0.14

Shares used in computing
 net profit per share
     - basic                                   62,045          60,744          61,644          59,963
     - diluted                                 63,247          63,560          63,152          64,089

                             ALIGN TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                         December 31,   December 31,
(in thousands)                               2005           2004
--------------------------------------   ------------   ------------
               ASSETS
Current assets:
Cash and cash equivalents                $     74,219   $     69,659
Restricted cash                                   150            303
Accounts receivable, net                       29,305         28,809
Inventories, net                                2,930          2,852
Other current assets                            4,982          5,211
   Total current assets                       111,586        106,834

Property and equipment, net                    26,427         21,702
Other long-term assets                          4,097          2,176

     Total assets                        $    142,110   $    130,712

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                         $      2,489   $      3,361
Accrued liabilities                            29,372         23,481
Deferred revenue                               16,747         16,257
Debt obligations, current portion                  --          1,849
   Total current liabilities                   48,608         44,948

Other long term liabilities                        64             25

    Total liabilities                          48,672         44,973

Total stockholders' equity                     93,438         85,739

      Total liabilities and
       stockholders' equity              $    142,110   $    130,712

                             ALIGN TECHNOLOGY, INC.
            NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit, which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments. We believe that our non-GAAP net profit gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net profit is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net profit prepared in accordance with generally accepted accounting principles in the United States of America.

                                              Three Months Ended                  Year Ended
                                         ----------------------------    ----------------------------
                                           Dec. 31,        Dec. 31,        Dec. 31,        Dec. 31,
(in thousands, except per share data)        2005            2004            2005            2004
--------------------------------------   ------------    ------------    ------------    ------------
Revenues                                 $     51,164    $     43,655    $    207,125    $    172,830

Cost of revenues                               16,711          14,922          63,784          56,632

Gross profit                                   34,453          28,733         143,341         116,198

Operating expenses:

Sales and marketing                            18,570          15,361          80,062          55,281
General and administrative                     11,293           8,527          42,236          31,115
Research and development                        3,927           3,975          18,585          14,423

Total operating expenses                       33,790          27,863         140,883         100,819

Profit from operations                            663             870           2,458          15,379

Interest and other income
 (expense), net                                   255             616             283              (3)
Provision for income taxes                       (390)           (151)         (1,316)           (994)

Net profit                               $        528    $      1,335    $      1,425    $     14,382

Net profit per share
     - basic                             $       0.01    $       0.02    $       0.02    $       0.24
     - diluted                           $       0.01    $       0.02    $       0.02    $       0.22

Shares used in computing net profit
 per share
     - basic                                   62,045          60,744          61,644          59,963
     - diluted                                 63,247          63,560          63,152          64,089

                             ALIGN TECHNOLOGY, INC.
        RECONCILIATION OF GAAP NET PROFIT TO ADJUSTED NON-GAAP NET PROFIT
                                   (unaudited)

                                              Three Months Ended                  Year Ended
                                         ----------------------------    ----------------------------
                                           Dec. 31,        Dec. 31,        Dec. 31,        Dec. 31,
(in thousands)                               2005            2004            2005            2004
--------------------------------------   ------------    ------------    ------------    ------------
Calculation of non-GAAP net profit
 excluding special items:

Net profit                               $        528    $      1,121    $      1,413    $      8,768

Items:
Stock-based compensation
 expense included in: (1)
 - cost of revenues                                --              39              --             894
 - sales and marketing                             --              16               6             651
 - general and administrative                      --             128               6           2,736
 - research and development                        --              31              --           1,333

Non-GAAP net profit excluding
 special items                           $        528    $      1,335    $      1,425    $     14,382

(1) Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees.

SOURCE  Align Technology, Inc.
    -0-                             01/25/2006
    /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or media, Shannon Henderson of Ethos Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
    /FCMN Contact: bdomingo@aligntech.com/
    /Web site:  http://www.invisalign.com /